UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2005

ValueVision Media, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6740 Shady Oak Road, Eden Prairie, Minnesota		55344-3433
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(952) 943-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Our board of directors approved accelerating the vesting of all unvested stock options outstanding with an exercise price greater than $11.78 per share (which as of December 19, 2005 totaled options to purchase approximately 1.2 million shares of our common stock) under our stock-based incentive compensation plans. The options affected are held by executive officers, directors, officers and employees and have a range of exercise prices between $11.80 and $19.26 per share and a weighted average exercise price of $15.06 per share.

The board accelerated the vesting period to eliminate our recognition of compensation expense associated with these options under Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, which will apply to our company beginning in the first quarter of our 2006 fiscal year. Our aggregate 2006 fiscal year pre-tax compensation expense that will be avoided is approximately $4.3 million.

Of the total number of options accelerated, our executive officers and directors hold options to purchase an aggregate of 1,019,166 shares of common stock. As a condition of the acceleration, and to avoid any unintended personal benefits to our executive officers, we also imposed a holding period on shares underlying the accelerated options held by our executive officers. This holding period requires all of these optionees to refrain from selling any shares acquired upon the exercise of the accelerated options until the date on which the related options would have vested under the options’ original vesting terms. The form of the resale restriction agreements evidencing these holding periods is filed as exhibit 10 to this current report and is incorporated by reference into this Item 1.01. The following table sets forth the grant date, the number of options accelerated and the exercise prices of each of these options held by our executive officers and directors.

William J. Lansing
President and Chief Executive Officer
Grant Date: December 1, 2003; Number of Shares: 800,000; Exercise Price: $15.46

Frank P. Elsenbast
Vice President and Chief Financial Officer
Grant Date: November 17, 2003; Number of Shares: 8,333; Exercise Price: $15.73

Brenda Boehler
Executive Vice President – TV & Internet Sales
Grant Date: February 9, 2004; Number of Shares: 133,333; Exercise Price: $16.96

Bryan Venberg
Vice President – Human Resources
Grant Date: June 24, 2004; Number of Shares: 37,500; Exercise Price: $12.62

Marshall Geller
Director
Grant Date: December 18, 2003; Number of Shares: 23,333; Exercise Price: $16.00

Robert Korkowski
Director
Grant Date: March 12, 2004; Number of Shares: 16,667; Exercise Price: $15.91

Item 9.01 Financial Statements and Exhibits.

Exhibits

10 Form of Resale Restriction Agreement with Executive Officers

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueVision Media, Inc.

December 23, 2005	By:	Nathan E. Fagre

Name: Nathan E. Fagre
Title: Senior Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

10	Form of Resale Restriction Agreement with Executive Officers